UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

TRICO MARINE SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-33402	72-1252405
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 203-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information included in Item 7.01 of this Current Report on Form 8-K under the headings “Overview,” “Results of Operations,” “Non-GAAP Financial Measures” and “Liquidity” is incorporated by reference into this Item 2.02.

In accordance with General Instruction B.2. of Form 8-K, the information incorporated by reference herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

Overview

Trico Marine Services, Inc. (“we,” “our,” “us” or the “Company), and its financial advisors are in discussions with the Company’s existing debt holders and their advisors regarding restructuring certain of its debt obligations. While these discussions are under way, there is no assurance that such discussions will continue or such restructuring will be consummated. Additionally, even if agreements regarding financial restructuring are reached within the necessary time periods, the Company may need to undertake bankruptcy proceedings in order to implement the debt restructurings and/or achieve other changes to its cost structure. The Company may also be required to undertake bankruptcy proceedings as a result of its inability to meet its past, current and future commitments. The credit and business risk profiles of the Company could be adversely affected by a bankruptcy filing, which may have a materially adverse effect on its business and results of operations.

As part of the financial restructuring discussions, the Company expects to disclose material information about its business as set forth below.

The estimated financial information set forth below represents the most current information available to management. As of this date, the Company has not completed its normal quarterly financial statement closing and interim condensed financial statement preparation processes. As a result, the Company’s actual financial results could be different from these estimates, and those differences could be material.  The Company’s independent auditors have not audited, reviewed or completed any other procedures with respect to the estimated financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, such estimated financial information.

Results of Operations

For the three months ended June 30, 2010, the Company currently estimates its revenue to have been between $140 million and $150 million and its Adjusted EBITDA to have been between $7 million and  $9 million. Please see “Non-GAAP Financial Measures” below.

In June 2010, in connection with entering into the Company’s $25 million U.S. credit facility, and in connection with obtaining forbearances from holders of the 11 7/8% senior secured notes issued by Trico Shipping AS (“Trico Shipping”) and from the lenders under Trico Shipping’s working capital facility, the Company became subject to covenants requiring it to achieve financial thresholds, including both EBITDA and liquidity thresholds. Taking into account its estimated Adjusted EBITDA for the three months ended June 30, 2010, the Company believes it is unlikely that it will remain in compliance with these financial covenants for future periods. In particular, taking into account this estimated Adjusted EBITDA, the Company expects that, as early as late August 2010 following its determination of its Adjusted EBITDA for July 2010, it may not be in compliance with financial covenants requiring the Company to achieve specific Adjusted EBITDA targets measured over the trailing twelve months. If the Company fails to maintain compliance with these covenants, its creditors may take certain actions, including declaring the outstanding principal of the applicable debt to be due and payable immediately. In addition, the Company’s results of operations may limit Trico Shipping’s ability to access additional funds under its working capital facility.

Liquidity

At June 30, 2010, the Company had available cash of $32 million (this amount and other amounts in this report reflecting U.S. Dollar equivalents for foreign denominated debt amounts are translated at currency rates in effect at June 30, 2010). This available cash reflects $22 million (net of debt repayments and associated fees) drawn from the Company’s and Trico Shipping’s working capital facilities during the calendar quarter ended June 30, 2010. As of June 30, 2010, all of the Company’s consolidated outstanding indebtedness, in the approximate amount of $769 million, was classified as current liabilities. The Company’s cash and credit capacity have not been sufficient to enable it to meet its obligations, and the Company’s forecasted cash and available credit capacity are not expected to be sufficient to meet its other commitments as they come due over the next twelve months.

In light of the Company’s results of operations, the Company is renegotiating with certain of its lenders the terms and conditions of its previously disclosed debtor-in-possession (“DIP”) financing commitment.

Tebma

The Company is currently in a dispute with the Tebma shipyard in India regarding the construction of the following six vessels for Trico Subsea AS: Hulls No. 120, 121, 128 and 129 (the “Four Cancelled Tebma Vessels”) and Hulls No. 118 and 119 (the “Two Remaining Tebma Vessels”). Trico Subsea AS and Tebma dispute whether the construction contracts of each of the vessels remains in effect; if not, by whom and for what reason the contracts were cancelled; and whether Trico Subsea AS has the right to call on refund guarantees issued for its benefit. The refund guarantees are issued by several Indian financial institutions in the aggregate amount of approximately $19 million with respect to the Four Cancelled Tebma Vessels (net of payment credits), and in the aggregate amount of approximately $22 million with respect to the Two Remaining Tebma Vessels. Since July 1, 2010, (i) Trico Subsea AS has taken action to cancel the construction contracts for the Four Cancelled Tebma Vessels, and submitted draw requests to the financial institutions issuing the refund guarantees for the same vessels, in the approximate aggregate amount of $19 million, and (ii) Tebma has taken action to cancel the construction contracts for all six vessels, and initiated court proceedings in India to restrain Trico Subsea AS and the issuing financial institutions from acting in respect of the refund guarantees. The Company is in discussions with Tebma to resolve these disputes. In the case of the Four Cancelled Tebma Vessels, there is no assurance that the financial institutions that issued the refund guarantees will allow Trico Subsea AS to draw on such guarantees, in part or in whole, or that the total proceeds from such guarantees would equal approximately $19 million. In the case of the Two Remaining Tebma Vessels, there is no assurance that the vessel construction contracts remain in place, or that Tebma will complete the construction of such vessels. Further, there is no assurance that the refund guarantees, which have expiration dates and need to be periodically renewed, will continue to be renewed and be available when called upon by Trico Subsea AS. As the Company continues to try to reach a resolution of these matters and/or call on the refund guarantees, the Company will continue to assess the approximately $84 million book value of the Two Remaining Tebma vessels, and the approximately $19 million remaining book value of the Four Cancelled vessels, and may determine that such assets have been further impaired.

Non-GAAP Financial Measures

Adjusted EBITDA for the three months ended June 30, 2010 differs from operating income (loss) due to our preliminary estimates of depreciation and amortization, impairments, gain/loss on sale of assets and various other non-cash items, which at this time have not been determined. As noted above, these estimates represent the most current information available to management. As of this date, we have not completed our normal quarterly financial statement closing and interim condensed financial statement preparation processes. As a result, our actual financial results could be different from these estimates, and those differences could be material.  The Company’s independent auditors have not audited, reviewed or completed any other procedures with respect to the estimated financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, such estimated financial information.

A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. We measure operating performance based on Adjusted EBITDA, a non-GAAP financial measure, which is calculated as operating income or loss before depreciation and amortization, stock-based compensation, and gain/loss on sale of assets. Our measure of Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

We believe that the GAAP financial measure that Adjusted EBITDA most directly compares to is operating income or loss. Because Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flows statement data prepared in accordance with GAAP.

Adjusted EBITDA is a financial metric used by management (i) to monitor and evaluate the performance of our business operations, (ii) to facilitate management’s internal comparison of our historical operating performance of our business operations, (iii) to facilitate management’s external comparisons of the results of our overall business to the historical operating performance of our competitors, (iv) to analyze and evaluate financial and strategic planning decisions regarding future operating investments and acquisitions, which may be more easily evaluated in terms of Adjusted EBITDA, (v) as a key metric in the calculation of awards under the Incentive Bonus Plan and (vi) to plan and evaluate future operating budgets and determine appropriate levels of operating investments.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include statements that relate to:

•	our ability to continue as a going concern;

•	our ability to continue to make payments when due, and to comply with our obligations, under our credit facilities and our other indebtedness;

•	our objectives, business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

•	our ability to obtain adequate financing on a timely basis and on acceptable terms;

•	projections involving revenues, operating results or cash provided from operations, or our anticipated capital expenditures or other capital projects;

•	overall demand for and pricing of our vessels;

•	our ability to successfully or timely complete our various vessel construction projects;

•	increases in operating costs;

•	the inability to accurately predict vessel utilization levels and day rates;

•	variations in global business and economic conditions;

•
the results, timing, outcome or effect of pending or potential litigation and our intentions or expectations with respect thereto and the availability of insurance coverage in connection therewith; and

•	our ability to repatriate cash from foreign operations if and when needed.

You can generally identify forward-looking statements by such terminology as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “will be,” “will continue” or similar phrases or expressions. We caution you that such statements are only predictions and not guarantees of future performance or events. All phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are beyond our ability to control or predict. Any one of such influences, or a combination, could materially affect the results of our operations and the accuracy of forward-looking statements made by us. Actual results may vary materially from anticipated results for a number of reasons, including those stated under Item 1A. “Risk Factors” included in our Form 10-K for the period ended December 31, 2009 and in Part II of our Form 10-Q for the period ended March 31, 2010, our reports and registration statements filed from time to time with the Securities and Exchange Commission and other announcements we make from time to time.

All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. We caution investors not to place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Brett Cenkus

Brett Cenkus
General Counsel and Secretary

Dated: August 4, 2010

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